CONSENT LETTER

I, Theodore Farnsworth, hereby waive all rights to receive 2,000,000 shares of common stock, par value $0.001 per share, of Purple Beverage Company, Inc. granted pursuant to options exercisable under the 2007 Incentive Plan (the “Plan”) of Venture Beverage Company, which options are hereby cancelled and shall be deemed to be null and void and have no further effect and shall be available for re-issuance under the Plan.

Dated: September 15, 2008

/s/ Theodore Farnsworth
Name: Theodore Farnsworth